EXHIBIT 99.1

TPT Global Tech to Launch, “VüMe” Super App, the Most Advanced, All-In-One-Place Mobile Content Network Available

VüMe “Super App” will provide robust on-the-go-content on a single system designed for mobile and desktop platforms for Content Providers, Influencers and everyday users to view, create or elevate everything they want in one convenient location

SAN DIEGO, CA / ACCESSWIRE / December 3, 2021 / TPT Global Tech (“TPTW or TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com a San Diego based technology company and its subsidiaries, today announced it is finalizing a “Super App” called “VüMe” the company says will be the most comprehensive all-in-one location operating system for mobile and desktop platforms. The “VüMe” content on-the-go solution will provide users with the most robust offering of social media, entertainment, crypto, financial, news, gaming, shopping, banking, and other daily used tools in one place.

“In the current environment, content creators, influencers, and users have to migrate and transition through unrelated providers to view and conduct different activities. That’s cumbersome in our world of immediate gratification. Our VüMe “Super App” solution is designed to eclipse that in one location, on one worldwide network,” said TPT Global Tech CEO Stephen J. Thomas III.

The VüMe “Super App” will provide content creators, influencers, and users with an easy-to-use and understand interface. It will provide all with tools to:

•	Conduct Live Shopping
•	Create and Manage Picture Albums
•	Conduct Audio/Video Chats/Meetings
•	View Live TV & Video
•	Bank Digitally
•	Earn Tips
•	Gaming
•	Widgets ( third party advertising)
•	Investing
•	Engage in Social Media

“We are particularly excited to be bringing the VüMe “Super App” to market as it creates enormous opportunities for TPT Global Tech as a company. We anticipate building sponsorships and programs that can have a positive impact on our financial position. We will work with TV and Radio broadcast networks around the world, create brands sponsorships, conduct live events and broadcast them on VüMe channels, develop broadcast channels with original content, establish ad packs for virtual video service content development and syndication, and offer subscription services that will help position us for future growth. We anticipate the launch of VüMe in early Q1 of 2022” said Thomas.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today’s global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Contact:

Shep Doniger 561-637-5750 sdoniger@bdcginc.com
Frank Benedetto 619-915-9422 fb@miradorconsulting.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech